EXHIBIT 10.12

BIOLASE AND NTL AGREEMENT

August 5, 2003

These are the terms and conditions by which National Technology Leasing Corporation, hereinafter NTL, and BIOLASE Technology, Inc., hereinafter BIOLASE, conduct any and all transactions between the Parties. This Agreement covers all transactions between NTL and BIOLASE.

1.	BIOLASE will offer NTL first right of refusal as feasible when BIOLASE customers desire to use a finance or lease company. NTL understands BIOLASE customers are free to choose the finance/lease company of their choice.

2.	NTL will give BIOLASE first priority on scheduling personnel to be at BIOLASE sales and marketing functions, and to process financing or leases for BIOLASE customers. NTL will train its staff for, and ensure their ongoing prompt availability to BIOLASE.

3.	From time to time NTL will sponsor marketing programs for the benefit of BIOLASE and BIOLASE customers.

4.	All sales are FOB shipping point, shipping point being BIOLASE facility. All risks and rewards of ownership, and title, are transferred to NTL upon shipment.

5.	NTL agrees that BIOLASE has satisfied all of its obligations to NTL upon shipment from BIOLASE facility or warehouse.

6.	NTL does not have the right to return products after they are shipped by BIOLASE. Furthermore, NTL does not have recourse against BIOLASE once product ships. Sales are final when shipment occurs.

7.	BIOLASE terms and conditions supercede all other documents for all sales to BIOLASE customers including NTL. For any issue not addressed in this Agreement or in the case of a conflict between the NTL Purchase Order and the BIOLASE Customer Order, the terms of the BIOLASE Customer Order will apply.

8.	The relationship between NTL and BIOLASE is that of independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, representative or employer and employee relationship.

9.	The term of this agreement is one year, 8/5/03 to 8/5/04, and can be renewed for one-year periods. If the parties continue doing business after the expiration date, then the terms and conditions of this agreement apply. Either party may terminate this agreement with 45 days written notice.

BIOLASE TECHNOLOGY, INC.	NATIONAL TECHNOLOGY LEASING CORP.

/s/ JEFFREY W. JONES	/s/ MICHAEL COFFELT

Jeffrey W. Jones	Michael Coffelt
President & CEO	President & CEO